Exhibit 107
Calculation of Filing Fee Tables
S-8
AvePoint, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value $0.0001 per share	Other	37,291,113(2)	$ 15.50(3)	$ 578,012,251.50	0.0001531	$ 88,493.68
Total Offering Amounts:						$ 578,012,251.50		$ 88,493.68
Total Fee Offsets:								$ 81,242.90
Net Fee Due:								$ 7,250.78
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement on Form S-8 (this "Registration Statement") shall also cover any additional shares of common stock of the Registrant ("Common Stock") which become issuable under the AvePoint, Inc. 2021 Equity Incentive Plan (the "2021 Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock. (2) Represents shares of Common Stock that were added to the shares authorized for issuance under the 2021 Plan on January 1, 2022, January 1, 2023, January 1, 2024, and January 1, 2025, pursuant to an "evergreen" provision contained in the 2021 Plan. Pursuant to such provision, the number of shares of Common Stock reserved for issuance under the 2021 Plan will automatically increase on January 1st of each year, starting on January 1, 2022 and continuing through January 1, 2031, by the lesser of (a) 5.0% of the total number of shares of the Registrant's common stock outstanding on December 31st of the immediately preceding fiscal year or (b) a lesser number determined by the Registrant's board of directors prior to the applicable January 1st. (3) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee on the basis of $15.50 per share, which is the average of the high and low prices of Common Stock on April 24, 2025, as reported on the Nasdaq Global Select Market.

Table 2: Fee Offset Claims and Sources
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source(1)
Rule 457(p)
Fee Offset Claims	1	AvePoint, Inc.	S-8	333-286606	04/17/2025		$ 81,242.90	Equity	Common Stock, par value $0.0001 per share	37,291,113	$ 530,652,537.99
Fee Offset Sources		AvePoint, Inc.	S-8	333-286606		04/17/2025						$ 81,242.90
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	(1) The Registrant previously paid filing fees of $81,242.90 in connection with the registration statement on Form S-8 (Registration No. 333-286606) (the "Prior Registration Statement") filed with the Securities and Exchange Commission on April 17, 2025, relating to the registration of $530,652,537.99 maximum aggregate offering price of unallocated securities (all of which remain unsold as of the date hereof, and which unsold securities have been withdrawn from registration). Pursuant to Rule 457(p) of the Securities Act, the Registrant is offsetting $81,242.90 of the filing fee of $88,493.68 due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.